UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2019

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
 Fannie Mae

Federally chartered corporation	0-50231	52-0883107	1100 15th Street, NW Washington, DC 20005	(800) 2FANNIE (800-232-6643)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of New Directors
On March 19, 2019, Brian P. Brooks and Karin J. Kimbrough were elected to the Board of Directors of Fannie Mae (formally, the Federal National Mortgage Association). As of the date of this filing, the Board committees on which Mr. Brooks and Ms. Kimbrough will serve have not been determined.
Brian Brooks
Mr. Brooks, age 49, has served as the Chief Legal Officer of Coinbase Global, Inc. since September 2018. Mr. Brooks previously served as Fannie Mae's Executive Vice President, General Counsel and Corporate Secretary from November 2014 to September 2018. Prior to that time, Mr. Brooks was Vice Chairman of OneWest Bank N.A., from 2011 to November 2014, where he served as chief legal officer. Previously, Mr. Brooks was a partner at the law firm of O’Melveny & Myers LLP, where he served from 2008 through 2011 as managing partner of the Washington, D.C. office and from 2010 through 2011 as group leader of the firm’s financial services practice.
As noted above, Mr. Brooks was an executive officer of Fannie Mae until September 2018. Under the company’s 2018 executive compensation program, Mr. Brooks's total direct compensation for 2018 was $1,702,711, consisting of $402,662 in base salary and $1,300,049 in deferred salary. Mr. Brooks received his 2018 base salary in 2018 and will receive his earned and unpaid 2018 deferred salary in three installments in March, June and September 2019. Mr. Brooks also received $70,000 in company retirement plan contributions in 2018. Pursuant to the terms of the company’s Supplemental Retirement Savings Plan, Mr. Brooks will receive a lump sum payment of his balance in this plan in July 2019. His balance under the plan was approximately $215,000 as of February 28, 2019; however, this amount is subject to change based on plan earnings prior to the payment date. For more information on the company’s 2018 executive compensation program, see our annual report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 14, 2019. Mr. Brooks also received $2,027,194 in 2017 deferred salary paid over four installments during 2018.
Based on its review of the relevant facts and circumstances, including his recent service as a Fannie Mae executive officer and his receipt of associated compensation from Fannie Mae, Fannie Mae’s Board of Directors determined that Mr. Brooks is not an independent director.
Karin Kimbrough
Ms. Kimbrough, age 50, has served as Assistant Treasurer for Google since October 2017. Ms. Kimbrough previously served as a Managing Director and Head of Macroeconomic Policy at Bank of America Merrill Lynch from November 2014 to October 2017. Prior to that time, Ms. Kimbrough worked at the Federal Reserve Bank of New York from 2005 to October 2014, serving as a director for the Financial Stability Monitoring Function in the Markets Group from 2010 to October 2014 and as a manager for analytical development from 2005 to 2010. Ms. Kimbrough previously worked as an economist and strategist at Morgan Stanley from 2000 to 2005.
Based on its review of the relevant facts and circumstances, Fannie Mae’s Board of Directors determined that Ms. Kimbrough is an independent director.
Director Compensation
Mr. Brooks and Ms. Kimbrough each will be paid compensation as a director as described in our current report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2008, which description is incorporated herein by reference.
Indemnification Agreements
Fannie Mae is entering into an indemnification agreement with each of Mr. Brooks and Ms. Kimbrough, the form of which was filed as Exhibit 10.3 to our annual report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 14, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Stephen H. McElhennon
Stephen H. McElhennon Senior Vice President and Interim General Counsel

Date: March 20, 2019